Exhibit 4.1

NUMBER CDXS SHARES CODEXIS® INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE SEE REVERSE SIDE IN SOUTH SAIN T PAUL, MN. FOR CERTAIN DEFINITIONS CUSIP 192005 10 6 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.0001 PAR VALUE, OF CODEXIS, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned COMMON and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY PRESIDENT & CHIEFEXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N A. . TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORAT ED – MINNEAPOLIS